THIS CREDIT AGREEMENT is made as of the 20th day of December, 1996.

B E T W E E N:

                                 JPE CANADA INC.

                                (the "Borrower")

                                     - and -

                            THE BANK OF NOVA SCOTIA,
                                 (the "Lender")

RECITALS:

A. The Borrower requires credit facilities for general operating and corporate purposes and for its acquisition of the property and assets of Pebra Inc. pursuant to the Transaction.

B. By letter dated 11 December 1996, and accepted by the Borrower on 17 December, 1996 the Lender agreed to establish credits subject to, among other things, the negotiation and execution of this Agreement.

C. The parties are entering into this Agreement to provide for the terms and conditions of the credits.

     NOW THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

1.1 DEFINED TERMS

     In this agreement, unless something in the subject matter or context is inconsistent therewith:

          1.1.1 "Advance" means a borrowing by the Borrower by way of Prime Rate Advance, Base Rate Advance, acceptance of Bankers' Acceptances or issuance of L/C's including deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the sum of all outstanding Prime Rate Advances and Base Rate Advances plus the face amount of all outstanding Bankers' Acceptances and L/C's.

          1.1.2  "Agreement",   "hereof",  "herein",  "hereto",  "hereunder"  or
     similar expressions mean this Agreement and any Schedules hereto, as amended, supplemented, restated and replaced from time to time.

          1.1.3 "Agreement of Purchase and Sale" means without amendment, the Agreement of Purchase and Sale dated November 15, 1996 made between Pebra Inc. as Vendor and the Borrower as purchaser which agreement was referred to in, and approved by, the Order of The Honourable Mr. Justice Houlden dated November 20, 1996, in the matter of the Companies' Creditors Arrangement Act and in the matter of a proposed plan of compromise or arrangement for the creditors of Pebra Inc. and Pebra U.S. Incorporated.

          1.1.4 "Bankers' Acceptance" means those drafts or bills of exchange in Canadian Dollars drawn by the Borrower and accepted by the Lender pursuant to this Agreement.

          1.1.5 "Bankers' Acceptance Fee" means, on any day, the sum of:

                    (i) Lender's  commercial  Bankers' Acceptance fee, expressed as a percentage, announced by the Lender on that day as a reference fee for Bankers' Acceptances accepted or to be accepted by the Lender; plus

                    (ii) the margin for the  Bankers'  Acceptances  specified in
               Section 7.2

          and then multiplying the resultant sum by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from and including the date of acceptance of a Bankers' Acceptance by the Lender up to but excluding the maturity date of the Bankers' Acceptance, and the denominator of which is the number of days in the calendar year in question.

          1.1.6 "Base Rate" means, on any day, the greater of:

               (a) the annual rate of interest (expressed as a percentage per annum on the basis of a 360 day year) announced by the Lender on that day as its reference rate for commercial loans made by it in Canada in U.S. Dollars; and

               (b) the Federal Funds Effective Rate plus 0.625% per annum.

          1.1.7 "Base Rate Advance" means an Advance in U.S. Dollars bearing interest based on the Base Rate.

          1.1.8 "Borrower" means JPE Canada Inc., a corporation to which the Ontario Business Corporations Act applies.

          1.1.9 "Borrowing Base" means at any time, the aggregate of the following amounts at that time:

               (a) (i) 90% of accounts receivable owing to the Borrower by GM, Ford Motor Company, Chrysler Corporation and all other automotive original equipment manufacturers; plus

                    (ii) 75% of other good quality  accounts  receivable  of the
               Borrower (excluding the receivables referred to in (iii) below); plus

                    (iii) 90% of the two tax receivables  which are described as
               Parcel 3 of the Agreement of Purchase and Sale, such receivables being approximately $947,000 and $507,000 as of the date hereof;

          (excluding from all such accounts receivable referred to in (i), (ii) and (iii) above, accounts receivable outstanding for over 90 days, accounts receivable in respect of tooling, accounts receivable due from employees of the Borrower, amounts of off-sets and accounts receivable due to the Borrower by a person related to, or affiliated or associated with, or a partner or a joint venture of, the Borrower); plus

               (b) (i) 65% of the inventory and work-in-progress (excluding tooling contracts) of the Borrower valued at the lower of the Borrower's cost or the fair market value thereof; less

                    (ii) inventory which has been received from suppliers during the 30 days immediately preceding that time, has not been paid for and is in the same state as it was on delivery, less

               (c) the amounts outstanding under Encumbrances over any of the Property of the Borrower in favour of persons other than the Lender which have or may have priority over the security in favour of the Lender;

          (provided that the amount in paragraph (b) shall not, in the calculation of the Borrowing Base, exceed 50% of the amount of paragraph (a), plus paragraph (b), less paragraph (c) provided further that the proviso shall not apply until 90 days after the date hereof.)

          1.1.10 "Branch of Account" means the Windsor Commercial Banking Centre of the Lender at 388 Ouellette Avenue, P.O. Box 760, Windsor, Ontario, Canada N9A 6P1.

          1.1.11 "Business Day" means a day of the year, other than Saturday or Sunday, on which the Lender is open for business at its executive offices in Toronto, Ontario, at the Branch of Account, and, in respect of Base Rate Advances, at its principal office in New York, New York.

          1.1.12 "Canadian Dollars", "Cdn. Dollars", "Cdn. $" and "$" mean lawful money of Canada.

          1.1.13 "Change of Control" means, with respect to the Borrower the Permitted Holder ceasing to beneficially own all of the capital stock of the Borrower.

          1.1.14 "Collateral" means cash, a bank draft or a letter of credit issued by a Canadian chartered bank or US bank acceptable to the Lender, all in a form satisfactory to the Lender.

          1.1.15 "Constating Documents" means, with respect to a corporation, its articles of incorporation, amalgamation or continuance or other similar document as amended from time to time, and its by-laws, and with respect to a partnership, its partnership agreement and any other relevant governing documents.

          1.1.16 "Contracts" means agreements, franchises, leases, easements, servitudes, privileges and other rights acquired from Persons.

          1.1.17 "Credit A" means the credit of Cdn. $12,000,000 or the U.S. Dollar equivalent thereof in favour of the Borrower which is established by this Agreement.

          1.1.18 "Credit B" means the credit of Cdn. $2,000,000 or the U.S. Dollar equivalent thereof in favour of the Borrower which is established by this Agreement.

          1.1.19 "Credit C" means the credit of Cdn. $12,740,000 in favour of the Borrower which is established by this Agreement.

          1.1.20 "Credit D" means the credit of Cdn. $2,000,000 in favour of the Borrower which is established by this Agreement.

          1.1.21 "Credit E" means the credit of Cdn. $20,000 in favour of the Borrower which is established by this Agreement.

          1.1.22 "Credits" means Credit A, Credit B, Credit C, Credit D and Credit E.

          1.1.23 "Credit Documents" means this Agreement and all other documents relating to the Credit including, without limitation, the Security.

          1.1.24 "Current Assets" on any date means with respect to a Person, any Property of that Person that will be converted into cash in the normal operation of the business of that Person within one year of that date as disclosed in the financial statements of that Person prepared in accordance with GAAP.

          1.1.25 "Current Liabilities" means on any date with respect to a Person, any liability of that Person that will be paid in the normal operation of the business of that Person within one year of that date as disclosed in the financial statements of that Person prepared in accordance with GAAP.

          1.1.26 "Debt" means, with respect to the Borrower, without duplication and, without regard to any interest component thereof (whether actual or imputed) that is not due and payable, the aggregate of the following amounts, each calculated in accordance with GAAP:

               (a) money borrowed (including, without limitation, by way of overdraft) or indebtedness represented by notes payable, operating agreements and drafts accepted representing extensions of credit;

               (b) all obligations (whether or not with respect to the borrowing of money) that are evidenced by bonds, debentures, notes or other similar instruments, or that are not so evidenced but that would be considered to be indebtedness for borrowed money;

               (c) all liabilities upon which interest charges are customarily paid by that person;

               (d) any capital stock of the Borrower that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to a Maturity Date for cash or securities constituting Debt;

               (e) all capital lease obligations and purchase money obligations;

               (f) any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation included in items (a) through (e) above, including contingent liabilities in respect of letters of credit, letters of guarantee and surety bonds; and

               (g) any guarantee, loan or financial assistance provided by the Borrower to or for the benefit of any Person;

     but excluding trade payables and accrued liabilities that are Current Liabilities incurred in the ordinary course of business.

          1.1.27 "Debt to Tangible Net Worth Ratio" means at any time the ratio of Debt plus Current Liabilities (less the non-current portion of deferred Taxes and pension liability) of the Borrower at that time to the Tangible Net Worth of the Borrower at that same time.

          1.1.28 "Designated Account" means, in respect of any Advance, the account or accounts maintained by the Borrower at the Branch of Account.

          1.1.29 "Drawdown Date" means the date, which shall be a Business Day, of any Advance.

          1.1.30 "Encumbrance" means any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, consignment, lease, hypothecation, security interest (including a purchase money security interest) or other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, and "Encumbrances", "Encumbrancer", "Encumber" and "Encumbered" shall have corresponding meanings.

          1.1.31 "Event of Default" has the meaning defined in Section 13.1.

          1.1.32 "Exchange Rate" means, on any day, with respect to the exchange of either of Canadian Dollars or U.S. Dollars (the "First Currency") into the other of those currencies (the "Other Currency"), the spot buying rate quoted by the Lender for purchases of the First Currency with the Other Currency at noon (Toronto time) on such day, or if such rate is not or has not yet been quoted on such day, such rate on the last day on which it was quoted by the Lender except that, if the Exchange Rate is required to determine the outstanding amount of Advances for a purpose that does not involve the purchase of Canadian Dollars or U.S. Dollars, the Exchange Rate shall be the noon spot rate of the Bank of Canada on that day.

          1.1.33 "Excluded Taxes" means any Taxes now or hereafter imposed, levied, collected, withheld or assessed on the Lender by Canada or any other jurisdiction in which the Lender is subject to Tax as a result of the Lender (i) carrying on a trade or business in such jurisdiction or being deemed to do so, or having a permanent establishment in such jurisdiction;
     (ii) being organized under the laws of such jurisdiction; (iii) being resident or deemed to be resident in such jurisdiction or (iv) not dealing at arm's length with the Borrower, but does not include any sales, goods or services Tax payable under the laws of any such jurisdiction with respect to any goods or services made available by the Lender to the Borrower under this Agreement.

          1.1.34 "Federal Funds Effective Date" means for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, for any day on which that rate is not published for that day by the Federal Reserve Bank of New York, the average of the quotations for that day for such transactions received by the Lender from three Federal Funds brokers of recognized standing.

          1.1.35 "GAAP" means generally accepted accounting principles which are in effect from time to time in Canada, as published in the handbook of the Canadian Institute of Chartered Accountants.

          1.1.36 "GM" means General Motors Corporation and/or General Motors of Canada Limited.

          1.1.37 "Guarantee" means a guarantee or indemnity or similar agreement delivered to the Lender by a Guarantor in a form satisfactory to the Lender.

          1.1.38 "Guarantor" means JPE, Inc. or any other person who guarantees payment or performance of the Obligations or a part thereof.

          1.1.39 "Hazardous Materials" means any hazardous substance or any pollutant or contaminant, toxic or dangerous waste, substance or material, as defined in or regulated by any applicable law, regulation or governmental authority from time to time, including, without limitation, friable asbestos and poly-chlorinated biphenyls.

          1.1.40 "Interest Payment Date" means (in connection with Prime Rate Advances and Base Rate Advances) the 22nd day of each calendar month or if that is not a Business Day, the Business Day next following.

          1.1.41 "Lease" and "Lease Agreement" means a lease or conditional sale contract between the Borrower as lessee and the Lender or Scotia Leasing as lessor, and includes all supporting documentation required by the Lender or Scotia Leasing in connection with the lease or conditional sale contract in a form satisfactory to the Lender or Scotia Leasing.

          1.1.42 "Lender" means The Bank of Nova Scotia.

          1.1.43 "L/C" means, a commercial letter of credit or standby letter of credit in a form satisfactory to the Lender issued by the Lender at the request of the Borrower in favour of a third party to secure the payment or performance of an obligation of the Borrower to the third party.

          1.1.44 " Material Adverse Change" means a material adverse change (or a series of adverse changes, none of which is material in and of itself, but which cumulatively, result in a material adverse change) to the financial condition, operations, assets, business, properties or prospects of the person in relation to whom the term is used, to the ability of such person to perform its obligations under any of the Credit Documents, to the ability of the Lender to enforce any of such obligations or on the status or priority of the Security on any of the Property of such person.

          1.1.45 "Maturity Date" means:

               (a) with respect to Credit A, the date on which the Lender demands payment thereof;

               (b) with respect to Credit B, the earlier of December 31, 1997 and the date on which the Lender demands payment thereof;

               (c) with respect to Credit C, the earlier of December 20, 2001 and the date on which the Lender demands payment thereof in accordance with the provisions of this Agreement;

               (d) with respect to Credit D, the earlier of the maturity date described in each Lease Agreement or the date on which the Lender or Scotia Leasing demands payment thereof in accordance with the applicable Lease Agreement; and

               (e) with respect to Credit E, the earlier of the maturity date described in the VISA Agreement or the date on which the Lender demands payment thereof in accordance with the provisions of the VISA Agreement.

          1.1.46 "Obligations" means all obligations of the Borrower to the Lender under or in connection with this Agreement, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Lender in any currency or remaining unpaid by the Borrower to the Lender in any currency under or in connection with this Agreement, whether arising from dealings between the Lender and the Borrower or from any other dealings or proceedings by which the Lender may be or become in any manner whatever a creditor of the Borrower under or in connection with this Agreement, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses related to, or incurred in connection with, the foregoing.

          1.1.47 "Order" means the vesting order referred to in the definition of Agreement of Purchase and Sale.

          1.1.48 "Operating Cash Flow" means at any time in relation to the Borrower for any period of time an amount equal to the net income or net loss of the Borrower before:

               (i) extraordinary items and unusual items for the period;

               (ii) interest and financing charges on Debt for that period;


               (iii) income taxes applicable to that period; and

               (iv) depreciation and amortization for that period.

          1.1.49 "Patent License Agreement" means the non-exclusive license agreement between the Borrower and JPE, Inc. (the parent of the Borrower) covering the intellectual property incorporating the right to licence to make, have made, use and sell throughout the United States, its territories and possessions, and Canada and Mexico, moulded parts using the plastic injection moulding process that falls within the scope of one or more claims of the patents and any other knowledge rights required by the Borrower to continue its day-to-day operations from time to time.

          1.1.50 "Pending Event of Default" means an event which would constitute an Event of Default hereunder whether or not any requirement for giving of notice, lapse of time, or both, or any other condition subsequent to such event, has been satisfied.

          1.1.51   "Permits"  means   governmental   licenses,   authorizations,
     consents, registrations, exemptions, permits and other approvals required by law.

          1.1.52 "Permitted Encumbrances" means, with respect to any person, the following:

               (a) liens for taxes, rates, assessments or other governmental charges or levies not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that person in respect of which notice has been given by the Borrower to the Lender and in respect of which Collateral has been delivered to the Lender if requested by the Lender;

               (b) undetermined or inchoate liens, rights of distress and charges incidental to current operations which have not at such time been filed or exercised and of which the Lender has been given notice, or which relate to obligations not due or payable, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that person and in respect of which notice has been given by the Borrower to the Lender and in respect of which Collateral has been delivered to the Lender if requested by the Lender;

               (c) reservations, limitations, provisos and conditions expressed in any original grants from the Crown or other grants of real or immovable property, or interests therein, which do not in the opinion of the Lender affect the use of the affected land for the purpose for which it is used by that person;

               (d) licenses, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) which will not in the reasonable opinion of the Lender impair the use of the affected land for the purpose for which it is used by that person;

               (e) title defects or irregularities and restrictive covenants which are of a minor nature and which in the aggregate will not in the reasonable opinion of the Lender impair the use of the affected property for the purpose for which it is used by that person;

               (f) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by that person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

               (g) the Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workmen's compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens, and public, statutory and other like obligations incurred in the ordinary course of business;

               (h) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that person in the ordinary course of its business;

               (i) the following security interests which are registered as of this date in favour of Municipal Financial Leasing Corporation (for office machines); AT & T Capital Canada Inc., for a photocopier and sorter; Xerox Canada Ltd. for Xerox equipment; Newcourt Financial Ltd. and Newcourt Credit Group Inc. for certain Nissan motor vehicles; and GMAC Leaseco Ltd. for a motor vehicle;

               (j) the "Kitchener Permitted Encumbrances" with respect to the Real Property known as 675 Trillium Drive, Kitchener, Ontario and the "Peterborough Permitted Encumbrances" with respect to the Real Property known as 775 Technology Drive, Peterborough, Ontario, as those terms are defined in the Order; and

               (k) other Encumbrances agreed to in writing by the Lender.

          1.1.53 "Permitted Holder" means JPE, Inc., a Michigan corporation.

          1.1.54 "Person" or "person" means any individual, corporation, company, partnership, unincorporated association, trust, joint venture, estate or other judicial entity or any governmental body or other entity of any kind.

          1.1.55 "Prime Rate" means, on any day, the greater of:

               (a) the annual rate of interest expressed as a percentage per annum announced by the Lender on that day as its reference rate for commercial loans made by it in Canada in Canadian Dollars; and

               (b) the average rate for 30 day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page at 10:00 a.m. Toronto time on that day, plus 3/4% per annum.

     The Lender shall on request give notice to the Borrower of the Prime Rate from time to time and such notice shall be conclusive and binding for all purposes absent manifest error.

          1.1.56 "Prime Rate Advance" means an Advance in Canadian Dollars bearing interest based on the Prime Rate.

          1.1.57 "Property" means, with respect to any person, all of its present and future undertaking, property and assets.

          1.1.58 "Real  Property"  means the real property  described in Section
     8.1 and all buildings and improvements thereon.

          1.1.59 "Requirement of Law" means, as to any person, any law, treaty, regulation, ordinance, decree, judgment, order or similar requirement made or issued under sovereign or statutory authority and applicable to or binding upon that person, or to which that person or any of its Property is subject.

          1.1.60 "Revolving Period" has the meaning defined in Section 2.2.

          1.1.61 "Scotia Lease Base Rate" means on any day, the annual rate of interest expressed as a percentage per annum announced by the Scotia Leasing on that date as its reference rate for commercial lease or conditional sale contract loans made by Scotia Leasing in Canada in Canadian dollars.

          1.1.62 "Scotia Leasing" means the business carried on by the Lender under the name "Scotia Leasing".

          1.1.63 "Section" means the designated section of this Agreement.

          1.1.64 "Security" means the security held from time to time by or for the Lender receiving or intended to secure repayment or performance of the Obligations or a part thereof, including the security described in Section 8.1.

          1.1.65 "Taxes" means all taxes, levies, imposts, stamp taxes, duties, deductions and similar impositions (other than withholding taxes) payable, levied, collected or assessed as of the date of this Agreement or at any time in the future, and "Tax" shall have a corresponding meaning.

          1.1.66 "Tangible Net Worth" means at any time in relation to the Borrower, the sum of the following at that time:

               (a) share capital, earned and contributed surplus and funds payment of which are formally postponed or subordinated to payment in full of the Obligations, less the sum of

               (b) (i) amounts due from officers and affiliates of the Borrower; plus

                    (ii) investments in affiliates of the Borrower; and plus

                    (iii) intangible assets of the Borrower as defined by the Lender from time to time.

          1.1.67   "Transaction"   means  the   purchase  by  the   Borrower  of
     substantially all of the assets of Pebra Inc. pursuant to the Agreement of Purchase and Sale.

          1.1.68 "U.S. Dollars" and "U.S. $" mean lawful money of the United States of America.

          1.1.69 "VISA Agreement" means the Lender's standard form of cardholder agreement from time to time entered into between the Borrower or a holder to whom, or on behalf of whom a visa card is issued, and the Lender.

                                   ARTICLE II
                                    CREDIT A

2.1 AMOUNT AND AVAILMENT OPTIONS

     Upon and subject to the terms and conditions of this Agreement, the Lender agrees to provide a credit for the use of the Borrower in the amount of Cdn. $12,000,000 or the U.S. Dollar equivalent thereof. At the option of the Borrower prior to the Maturity Date, Credit A may be used by requesting Prime Rate Advances to be made by the Lender, by requesting Base Rate Advances to be made by the Lender, by presenting drafts or bills of exchange to the Lender for acceptance as Bankers' Acceptances, and by requesting that an L/C be issued by the Lender up to an aggregate amount of Advances by way of L/C's outstanding at any time of not more than Cdn.$1,000,000.

2.2 REVOLVING CREDIT A

     Credit A is a revolving credit available at the sole discretion of the Lender and is subject to periodic review and to no Material Adverse Change occurring in the financial condition or the environmental condition of the Borrower or any Guarantor. The principal amount of any Advance under Credit A that is repaid during the Revolving Period may be reborrowed during the Revolving Period from time to time, subject to the terms of this Agreement.

2.3 USE OF CREDIT A

     Credit A shall only be used for general operating purposes of the Borrower including assisting the Borrower in its purchase of the assets of Pebra Inc.

2.4 TERM AND REPAYMENT

     All Obligations under Credit A shall, in any event, be repaid in full on or before the Maturity Date.

2.5 EXCHANGE RATE FLUCTUATIONS

     If fluctuations in rates of exchange in effect between Canadian Dollars and U.S. Dollars cause the amount of Advances (expressed in Canadian Dollars based on the Exchange Rate in effect from time to time) to the Borrower to exceed the amount of Credit A, the Borrower shall pay the Lender forthwith such amount as is necessary to repay the entire excess. If the Borrower is unable to immediately pay that amount because Bankers' Acceptances have not matured, the Borrower shall, forthwith, make a deposit of cash with the Lender in the amount of the excess, and deliver an irrevocable undertaking to the Lender to use the cash to repay the Bankers' Acceptances immediately at the end of the maturity of the applicable Bankers' Acceptances, if the excess continues to exist at that time. Nothing in this Section shall, however, entitle the Borrower to obtain Advances (through rollovers, conversions or otherwise) if, after such Advances were made, the aggregate amount of Advances outstanding would exceed the amount of Credit A.

                                   ARTICLE III
                                    CREDIT B

3.1 AMOUNT AND AVAILMENT OPTIONS

     Upon and subject to the terms and conditions of this Agreement, and the delivery of a Guarantee by JPE, Inc. the Lender agrees to provide a credit for the use of the Borrower in the amount of Cdn. $2,000,000 or the U.S. Dollar equivalent thereof. At the option of the Borrower prior to the Maturity Date, Credit B may be used by requesting Prime Rate Advances to be made by the Lender, by requesting Base Rate Advances to be made by the Lender, or by presenting drafts or bills of exchange to the Lender for acceptance as Bankers' Acceptances.

3.2 REVOLVING CREDIT B

     Credit B is a revolving credit. Subject to Section 3.4 and to the other terms of this Agreement, the principal amount of any Advance under Credit B that is repaid may be reborrowed from time to time.

3.3 USE OF CREDIT

     Credit B shall only be used to finance the Borrower's peak operating requirements.

3.4 TERM AND REPAYMENT

     All Obligations under Credit B shall, in any event, be repaid in full on or before the Maturity Date.

3.5 EXCHANGE RATE FLUCTUATIONS

     If fluctuations in rates of exchange in effect between Canadian Dollars and U.S. Dollars cause the amount of Advances (expressed in Canadian Dollars based on the Exchange Rate in effect from time to time) to the Borrower to exceed the amount of Credit B, the Borrower shall pay the Lender forthwith such amount as is necessary to repay the entire excess. If the Borrower is unable to immediately pay that amount because Bankers' Acceptances have not matured, the Borrower shall forthwith make a deposit of cash with the Lender in the amount of the excess, and deliver an irrevocable undertaking to the Lender to use the cash to repay Bankers' Acceptances immediately at the end of the applicable maturity of the applicable Bankers' Acceptances, if the excess continues to exist at that time. Nothing in this Section shall, however, entitle the Borrower to obtain Advances (through rollovers, conversions or otherwise) if, after such Advances were made, the aggregate amount of Advances outstanding would exceed the amount of Credit B.

                                   ARTICLE IV
                                    CREDIT C

4.1 AMOUNT

     Upon and subject to the terms and conditions of this Agreement, the Lender agrees to provide a credit for the use of the Borrower in the amount of Cdn. $12,740,000. Credit C may be used by requesting Prime Rate Advances to be made by the Lender.

4.2 NON-REVOLVING CREDIT C

     Credit C is a non-revolving credit. The principal amount of any Advance under Credit C that is repaid may not be reborrowed.

4.3 USE OF CREDIT C

     Credit C shall only be used to finance the purchase by the Borrower of the assets of Pebra Inc.

4.4 TERM AND REPAYMENT

     Subject to the terms and conditions of this Agreement, Credit C is available up to but not after January 31, 1997. The amount of Credit C undrawn on January 31, 1997 iscancelled. The aggregate principal amount of Advances under Credit C shall be repaid as follows:

               (a) on the first day of the tenth month (in this paragraph the "First Payment Date") after the month of the first Advance and on the first day of each month after the First Payment Date for the next succeeding fourteen months, the Borrower shall pay the Lender Cdn. $100,000;

               (b) on the first day of the fifteenth month after the First Payment Date for the next succeeding thirty-five months, the Borrower shall pay the Lender Cdn. $189,000; and

               (c) on the first day of the sixtieth month after the first Advance, the Borrower shall by pay the Lender the full amount of the Obligations outstanding under Credit C.

4.5 PREPAYMENTS

     Subject to giving two days' prior written notice to the Lender, the Borrower may from time to time repay Advances outstanding under Credit C, in whole or in part, without penalty. Prepayments of principal shall be applied against installments of principal in the inverse order of their maturities.

                                    ARTICLE V
                                    CREDIT D

5.1 AMOUNT

     Upon and subject to the terms and conditions of this Agreement, the Lender agrees to provide a credit for the use of the Borrower in the amount of Cdn. $2,000,000. Credit D may be used by requesting Prime Rate Advances to be made by the Lender in amounts of not less than Cdn. $500,000 and by the Borrower entering into a Lease Agreement. Equipment to be subject to a Lease Agreement under this Credit D must first be acceptable to the Lender in its sole discretion.

5.2 NON-REVOLVING CREDIT D

     Credit D is a non-revolving Credit. The principal amount of any Advance under Credit D that is repaid may not be reborrowed.

5.3 USE OF CREDIT D

     Credit D shall only be used to finance the Borrower's 1997 capital expenditure program a copy of which has been previously delivered to the Lender in connection with the Credits.

5.4 TERM AND REPAYMENT

     Subject to the terms and conditions of this Agreement, Credit D is available up to but not after December 31, 1997. The amount of Credit D undrawn on December 31, 1997 is cancelled. The principal amount of Advances under Credit D shall be repaid on the earlier of the Maturity Date and the repayment provisions contained in the applicable Lease Agreements. The term of a Lease Agreement under Credit D shall not exceed five years.

5.5 PREPAYMENTS

     The Borrower shall not have the right to prepay any Advances made under Credit D in advance of the date on which payments are due in accordance with the applicable Lease Agreement.

                                   ARTICLE VI
                        CREDIT E AND ADDITIONAL FACILITY

6.1 AMOUNT

     Upon and subject to the terms and conditions of this Agreement, the Lender agrees to provide a credit for the use of the Borrower in the amount of Cdn.
$20,000.  Credit  E may be  used  only  by  the  Borrower  entering  into a VISA
Agreement.

6.2 TERM AND REPAYMENT

     Subject to the terms and conditions of this Agreement, Advances under Credit E are available only during the period of time that Advances under Credit A are available.

6.3 ADDITIONAL FACILITY

     Subject to availability and the execution by the Borrower of an interest swap agreement in a form satisfactory to the Lender incorporating the applicable terms and conditions of this Agreement and the Credit Documents including the Security and incorporating other applicable terms acceptable to the Lender, the Borrower shall have the option until December 31, 1997, provided no Pending Event of Default or Event of Defaulthas occurred, to enter into interest rate swap transactions. Any such transactions shall be limited to Canadian and U.S. dollars only, for terms not exceeding five years, with the aggregate amounts of all outstanding transactions at any one time not to exceed Cdn. $12,740,000 or U.S. dollar equivalent.

                                   ARTICLE VII
                             ADVANCES BY THE LENDER,
                             INTEREST RATES AND FEES

7.1 ADVANCES BY THE LENDER

     As more  particularly  described  in Section 2.1 with  respect to Credit A,
Section  3.1 with  respect to Credit B,  Section  4.1 with  respect to Credit C,
Section 5.1 with respect to Credit D and Section 6.1 with respect to Credit E and subject to the terms and conditions of this Agreement, the Lender will make Advances to the Borrower by way of Prime Rate Advances, Base Rate Advances, the acceptance of Bankers' Acceptances and the issuance of L/C's.

7.2 INTEREST RATES AND BANKERS' ACCEPTANCE FEES

     Interest shall be payable as follows:

               (a) on Prime Rate Advances:

                    (i) at the Prime Rate plus 0.625% per annum with  respect to
               Prime Rate Advances under Credit A;

                    (ii) at Prime  Rate plus  1.50% per annum  with  respect  to
               Prime Rate Advances under Credit B;

                    (iii) at Prime Rate plus  0.875%  per annum with  respect to
               Prime Rate Advances under Credit C and Credit D; and

                    (iv) at the rate set out in the VISA  Agreement from time to time with respect to Advances under Credit E;

               (b) on Base Rate Advances:

                    (i) at the Base Rate plus  0.625% per annum with  respect to
               Base Rate Advances under Credit A; and

                    (ii) at the Base Rate plus 1.50% per annum  with  respect to
               Base Rate Advances under Credit B;

     The margin for the Bankers' Acceptance Fee calculation shall be:

               (c) 0.625% per annum with respect to Bankers' Acceptances under Credit A and;

               (d) 1.50% per annum with respect to Bankers' Acceptances under Credit B.

     Notwithstanding the foregoing, after the first anniversary of the first Advance the margin on the interest rate and Bankers' Acceptance Fees applicable to Credit A shall be adjusted to the following:

Debt to Tangible         Margin on Prime Rate            Margin on Bankers'
Net Worth Ratio          and Base Rate Advances          Acceptance Fee
---------------          ----------------------          --------------
Under 3.0 to 1           0.500%                          0.500%
Under 2.0 to 1           0.250%                          0.250%

and the margin on the interest rate applicable to Credit C shall be adjusted to the following:

Debt to Tangible Net Worth Ratio        Margin on Prime Rate Advances
--------------------------------        -----------------------------
Under 3.0 to 1                          0.750%
Under 2.0 to 1                          0.375%

     All percentage figures above represent percent per annum. Interest on Prime Rate Advances and Base Rate Advances shall be the Prime Rate and Base Rate, respectively, plus the relevant figure shown under the heading "Margin on Prime Rate and Base Rate Advances" or Margin on Prime Rate Advances" above, respectively. The margin used in the calculation of the Bankers' Acceptance Fee shall be the relevant figure shown under "Margin on Bankers' Acceptance Fee" above.

     Every increase or decrease in the interest rate or fees resulting from a change in the Debt to Tangible Net Worth Ratio shall be effective as of the date on which a certificate from the Borrower satisfactory to the Lender concerning the calculation of the ratio was due in accordance with Section 12.2, except that if a certificate from the Borrower is late in being delivered to the Lender, any resulting decrease shall be effective only as of the date that a certificate satisfactory to the Lender is actually received by the Lender. Fees relating to Bankers' Acceptances advanced before the effective date of the decrease will not be adjusted. Notwithstanding the foregoing, the Borrower shall pay the Lender a minimum fee of $100 per transaction involving Advances by way of Bankers Acceptance.

7.3 FIXED RATE OPTION

     The Borrower shall have the option to fix the interest rate under any Lease Agreement entered into under Credit D for the balance of the term of that Lease Agreement provided:

               (a) no Event of Default or Pending Event of Default has occurred;

               (b) written notice of the exercise of the option is delivered to the Lender by the Borrower before the commencement of the last third of that Lease Agreement; and

               (c) the Lender's fee, to be set by the Lender from time to time, is paid to the Lender by the Borrower at the time of the exercise of the option.

Upon the exercise of the option, in accordance with the foregoing, the interest rate applicable to Advances under the Lease Agreement in respect of which the option is being exercised, shall be the Scotia Lease Base Rate in effect at the time of the exercise of the option plus 1.750% per annum, calculated and payable monthly, and the new rate shall be effective:

                    (i) from and after the next regular payment date (herein the
               "Next Date") as provided for under the applicable Lease Agreement (provided the Next Date is at least ten days after the receipt by the Lender of the notice); or

                    (ii) from and after the regular  payment date after the Next
               Date (if the Next Date is less than ten days after the receipt of the Lender of the notice).

7.4 L/C FEES

     Fees shall be payable in respect of L/C's (which are standby letters of credit) issued under Credit A at a rate of 1.625%, subject to the Lender's minimum fee applicable from time to time. Fees shall be payable in respect of L/C's (which are commercial letters of credit) issued under Credit A at rates to be agreed from time to time between the Borrower and the Lender in advance of the issuance of any such L/C's provided that such rates will not exceed the rates applicable to L/C's which are standby letters of credit. Fees shall be calculated on the face amount of the L/C's based on increments of thirty days' or multiples thereof, from and including the issuance date, with periods of less than thirty days being calculated as periods of thirty days. Fees are to be paid on the issuance date of the L/C's.

7.5 FEES

     The Borrower shall pay to the Lender a non-refundable fee of Cdn. $1,000:

               (a) on each occasion on which the Borrower is late in providing information to the Lender in accordance with Section 12.2.1 of this Agreement; and

               (b) on each occurrence of an Event of Default.

The fees shall be paid under paragraph (a) forthwith on each such occasion and under paragraph (b) on the first day of the month following the occurrence of an Event of Default and the fees shall continue to be paid on the first day of each month thereafter while the particular occurrence continues.

     The payment and collection of such fees shall not constitute an express or implied waiver by the Lender of any provision of this Agreement or the Credit Documents or the enforcement by the Lender or the right to enforce by the Lender, of either this Agreement or any of the Credit Documents.

                                  ARTICLE VIII
                                    SECURITY

8.1 SECURITY

     The  Security  includes  the  following,   all  in  a  form  and  substance
satisfactory to the Lender:

               (a) first ranking registered general assignment of book debts of the Borrower;

               (b) first ranking security by the Borrower under Section 427 of the Bank Act;

               (c) first ranking registered demand debenture of the Borrower in the principal amount of $35,000,000 secured by a first fixed charge over real estate located at 775 Technology Drive (formerly Neal Drive), Peterborough, Ontario and 675 Trillium Drive, Kitchener, Ontario and over all equipment machinery, vehicles and other tangible personal property and by a floating charge over all other assets;

               (d) first ranking registered general security agreement over all Property of the Borrower;

               (e) first ranking registered assignment of the Patent License Agreement including the right of the Lender, on default by the Borrower, to assign the Patent License Agreement to a third party purchaser without consent to permit the third party purchaser the right to use the intellectual property for a perpetual period at a nominal consideration of 11/2% of the net selling price of all parts pertaining to the patent rights relating to the "Blow-out Vent Valve" and "Self-contained Gas Injector" referred to in Section 9.1.1 (k), sold by or on behalf of the Licensee with an annual minimum royalty, regardless of sales levels of such parts, of $25,000;

               (f) insurance covering fire (whether by accident or arson) theft, water damage, collapse and all other perils and risks in respect of all of the Property of the Borrower for full replacement value with loss payable to the Lender as its interest may appear as a first ranking creditor and containing a mortgage clause satisfactory to the Lender and naming the Lender as an additional named insured;

               (g) comprehensive general liability and umbrella insurance in an aggregate amount acceptable to the Lender and in an amount of not less than $2,000,000 with respect to each occurrence for equipment under each Lease Agreement with the umbrella to follow the form of the comprehensive general liability portion of the policy;

               (h) an operating credit line agreement with respect to Credit A, in the Lender's standard form;

               (i) a reimbursement agreement with respect to L/C's which are standby letters of credit, in the Lender's standard form;

               (j) an agreement for commercial letters of credit, in the Lender's standard form;

               (k) a Guarantee by JPE, Inc. in the principal amount of Cdn. $2,000,000 or U.S. Dollar equivalent in a form acceptable to the Lender with respect to, and as additional security for, Advances under Credit B;

               (l) Lease Agreements with respect to each Advance under Credit D;

               (m) a Bankers' Acceptance agreement in the Lender's standard form;

               (n) an agreement of JPE, Inc. to deliver the JPE, Inc. financial statements and certificate of JPE, Inc. referred to under Section
          12.2.1 (g) and (h) to the Borrower and the Lender in a form acceptable to the Lender; and

               (nn) a postponement agreement for Cdn. $2,000,000 by JPE, Inc. in respect of a Cdn. $2,000,000 loan by JPE, Inc. to the Borrower, together with delivery to the Lender of the note evidencing the loan;

               (o) such other documents as the Lender may or its solicitor reasonably require;

                                   ARTICLE IX
                             DISBURSEMENT CONDITIONS

9.1 DISBURSEMENT CONDITIONS

          9.1.1 At or before the time of the first Advance under this Agreement, and in any event by January 31, 1997, the Lender shall have received the following, each in full force and effect and in form and substance satisfactory to the Lender and its solicitors:

               (a) the latest consolidated financial statements if available for the Borrower;

               (b) certified copies of the Constating Documents of the Borrower, a certificate of incumbency of the Borrower and a certificate as to the identity and title of the officer of each other person executing the Credit Documents;

               (c) a certified  copy of the corporate  proceedings  taken by the
          Borrower   authorizing   it  to  execute,   deliver  and  perform  its
          obligations under the Credit Documents to which it is a party;

               (d) evidence or documents satisfactory to the Lender which disclose that the Encumbrances affecting the Property of the Borrower are limited to the Permitted Encumbrances;

               (e) evidence satisfactory to the Lender that all applicable fees payable to the Lender have been paid in full;

               (f) a certified copy of a Phase I and Phase II Environmental Report with respect to the Real Property confirming, to the satisfaction of the Lender in its sole discretion that there are no material adverse environmental issues affecting the Real Property;

               (g) a certificate of the Borrower that the Agreement of Purchase and Sale has been completed, or will be completed, coincident with the first Advance under this Agreement, in accordance with all of the terms of the Agreement of Purchase and Sale without amendment or waiver of any terms and conditions or with amendments and waivers which have been approved in writing prior to the completion of the Agreement of Purchase and Sale by GM and by the Lender;

               (h) the certificates referred to in paragraphs 3(a), 3(d) and 3(e) of the Order and delivery of copies of the bill of sale and deeds referred to in paragraphs 3(b) and 3(c) of the Order;

               (i) confirmation, satisfactory to the Lender, that the provisions of the Bulk Sales Act have been complied with respect to the completion of the Agreement of Purchase and Sale or that the Transaction is exempt from such provisions;

               (j) evidence satisfactory to the Lender and its solicitors that the Security has been delivered and registered as requested by the Lender except that until Advances are requested under Credit B, the Guarantee of JPE, Inc. is not required to have been delivered;

               (k) a certificate of the Borrower that the Agreement of Purchase and Sale entered into between JPE Inc and Pebra GmbH Paul Braunik with respect to the title to all world-wide intellectual property rights relating to the "Blow-Out Vent Valve" and "Self-contained Gas Injector" has been completed and that JPE, Inc. is the beneficial owner thereof and has agreed to promptly register such ownership wherever required to reflect such ownership following the completion of the Transaction and in any event within 90 days thereof and that the Patent License Agreement is in full force and effect unamended;

               (l) certified true copies of the written verification and confirmation of GM referred to in paragraph 6.5 of the Agreement of Purchase and Sale;

               (m) evidence satisfactory to the Lender that there has been no appeal of the Order; and

               (n) evidence satisfactory to the Lender that the Borrower has entered into a long term supply contract with GM which supports, in a manner satisfactory to the Lender, the projections and pro-forma financial statements previously supplied by the Borrower to the Lender in connection with the Credits and a certified true copy of the said contract;

               (o) a certificate of JPE, Inc. that it is the registered and beneficial owner of all of the issued and outstanding shares in the capital stock of the Borrower;

               (p) evidence satisfactory to the Lender that all commitment fees payable to the Lender in connection with the Credits have been paid in full;

               (q) a certificate of the Borrower as to the Borrowing Base in a form and substance satisfactory to the Lender;

               (r) an opening draft balance sheet of the Borrower reflecting actual values of the Property acquired under the Agreement of Purchase and Sale;

               (s) the opinions of counsel to the Borrower and addressed to the Lender and to Messrs. Borden & Elliot, substantially in the form attached as Schedule A;

               (t) the opinion of Messrs. Borden & Elliot, addressed to the Lender in a form satisfactory to the Lender; and

               (u) all other documents reasonably required by the Lender to give effect to the terms of this Agreement including the Security.

          9.1.2 The obligation of the Lender to make the first Advance is subject to the Lender being satisfied that no Material Adverse Change has occurred in the financial position or condition of the Borrower.

          9.1.2.1 The obligation of the Lender to make the first Advance under Credit B is subject to the disbursement conditions contained in Section
     9.1.1 having been met to the Lender's satisfaction, the Lender having satisfied that no Material Adverse Change has occurred in the financial position or condition of the Borrower or of the Guarantor and to the Lender's having received the following, each in full force and effect, and in form and substance satisfactory to the Lender and its solicitors:

               (a) the Guarantee of JPE, Inc. referred to in Section 8.1 (l);

               (b) certified copies of the Constating Documents of the Guarantor, a certificate of incumbency of the Borrower and a certificate as to the identity and title of the officer of each other person executing the Credit Documents;

               (c) a certified  copy of the corporate  proceedings  taken by the
          Guarantor   authorizing  it  to  execute,   deliver  and  perform  its
          obligations under the Guarantee;

               (d) opinions of counsel to the Guarantor addressed to the Lender, the Lender's United States counsel and to Messrs. Borden & Elliot, in a form satisfactory to the Lender's United States counsel and to Messrs. Borden & Elliot;

               (e) all other documents reasonably required by the Lender to give effect to the Guarantee.

          9.1.3 CONDITIONS PRECEDENT TO ALL ADVANCE

          The obligation of the Lender to make any Advance is subject to the conditions precedent that:

               (a) no Event of Default or Pending Event of Default has occurred and is continuing on the Drawdown Date, or would result from making the Advance;

               (b) the Lender  has  received  timely  notice as  required  under
          Section 10.4 (except only with respect to the first Advance); and

               (c) all other terms and conditions of this Agreement upon which the Borrower may obtain an Advance are fulfilled.

                                    ARTICLE X
                                    ADVANCES

10.1 PRIME RATE AND BASE RATE ADVANCES

     Upon timely fulfilment of all applicable conditions as set forth in this Agreement, the Lender, in accordance with the procedures set forth in Section 10.4, will make the requested amount of a Prime Rate Advance or Base Rate Advance available to the Borrower on the Drawdown Date requested by the Borrower by crediting the Designated Account with such amount. The Borrower shall pay interest to the Lender at the Branch of Account on any such Advances outstanding from time to time hereunder at the applicable rates of interest specified in
Section 7.2.

     Interest on Prime Rate Advances and Base Rate Advances shall be payable monthly in arrears on each Interest Payment Date. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of Advance or the previous date on which interest was payable, as the case may be, to, but excluding the date, on which interest is payable, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand.

     Interest calculated with reference to the Prime Rate shall be calculated monthly on the basis of a calendar year. Interest calculated with reference to the Base Rate shall be calculated monthly on the basis of a year of 360 days. Each rate of interest which is calculated with reference to a period (the "deemed interest period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

10.2 EVIDENCE OF INDEBTEDNESS

     The indebtedness of the Borrower resulting from Prime Rate Advances and Base Rate Advances made by the Lender shall be evidenced by records maintained by the Lender. The Lender shall also maintain records relating to Bankers' Acceptances that it has accepted. The records maintained by the Lender shall constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Lender and all details relating thereto. The failure of the Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay amounts due hereunder to the Lender in accordance with this Agreement.

10.3 CONVERSIONS

     Subject to the other terms of this Agreement including, without limitation terms applicable to the minimum amount of each Advance, the Borrower may from time to time convert all or any part of the outstanding amount of any Advance under one of the Credits into another form of Advance permitted by this Agreement under the same Credit.

10.4 NOTICE OF ADVANCES

     The Borrower shall give the Lender irrevocable written notice of any request for any Advance under the Credits. The written notice with respect to any request for any Advance under Credit D shall contain all reasonable details of the purpose of such advance.

     Notice shall be given at least two Business Days prior to the date of any Advance of Cdn. $5,000,000 or over except that Notice shall be given in respect of an Advance by way of L/C at such earlier time as the Lender may reasonably require so that it has sufficient time to review the proposed form of L/C.

     Notices shall be given not later than 11:00 a.m. (Toronto time) on the date for notice. If a notice is not given or made by that time, it shall be deemed to have been given or made on the next Business Day.

10.5 PREPAYMENTS

     The Borrower may only repay Advances outstanding under the Credits without penalty as permitted under this Agreement. Bankers' Acceptances and L/C's may not be paid prior to their maturity dates.

10.6 FORM OF BANKERS' ACCEPTANCES

     To facilitate the acceptance of Bankers' Acceptances hereunder, the Borrower shall from time to time as required by the Lender, provide the Lender with an appropriate number of executed drafts drawn in blank by the Borrower and satisfactory to the Lender. Any such draft or Bankers' Acceptance may be dealt with by the Lender to all intents and purposes and shall bind the Borrower as if issued by the Borrower, and the Borrower shall hold the Lender harmless and indemnified against all loss, costs, damages and expenses arising out of the payment or negotiation of any such draft or Bankers' Acceptance. The Lender shall not be liable for its failure to accept a Bankers' Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide executed drafts to the Lender on a timely basis.

     The receipt by the Lender of a request for an Advance by way of Bankers' Acceptances shall be the Lender's sufficient authority to complete, and the Lender shall, subject to the terms and conditions of this Agreement, complete the pre-signed forms of drafts in accordance with such request and the drafts so completed shall thereupon be deemed to have been presented for acceptance.

10.7 SALE OF BANKERS' ACCEPTANCES

     Subject to the option of the Lender to purchase the Borrower's drafts which it has accepted, it shall be the responsibility of the Borrower to arrange, in accordance with normal market practice, for the sale or distribution on each Drawdown Date of the Bankers' Acceptances issued by the Borrower.

     The Borrower shall advise the Lender as soon as possible and in any event not later than 11:00 a.m. (Toronto time) on the Drawdown Date of the price payable for each such Bankers' Acceptance by the purchaser thereof and the person who will be paying such price to and taking delivery of such Bankers' Acceptances from the Lender. The Lender is hereby authorized to release each Bankers' Acceptance accepted by it to such person on receipt of an amount equal to such price.

     The Lender will make the net proceeds of the requested Advance by way of Bankers' Acceptances received by it available to the Borrower on the Drawdown Date by crediting the Designated Account with such amount.

10.8 SIZE AND MATURITY OF BANKERS' ACCEPTANCES AND ROLLOVERS

     Each Advance of Bankers' Acceptances shall be in an aggregate amount of not less than $100,000 and in a whole multiple of $100,000 and each Bankers'
Acceptance shall be in the amount of $100,000 or U.S. $100,000 or whole multiples thereof. Each Bankers' Acceptance shall have a term of 30 days or more up to 180 days after the date of acceptance of the draft by the Lender subject to market availability, but no Bankers' Acceptance may mature on a date which is not a Business Day or on a date which is later than the applicable Maturity Date. The face amount at maturity of a Bankers' Acceptance, may be renewed as a Bankers' Acceptance or converted into another form of Advance permitted by this Agreement.

10.9 ISSUANCE AND MATURITY OF L/C'S

     A request for an Advance by way of L/C shall be made by the Borrower to the Lender in accordance with Section 10.4. A request shall include the details of the L/C to be issued. The Lender shall notify the Borrower of any comment concerning the form of the L/C requested by the Borrower and shall, if the Borrower is otherwise entitled to an Advance, issue the L/C to the Borrower at the Branch of Account or as soon as the Lender is satisfied with the form of L/C to be issued.

     Each L/C issued under this Agreement shall have a term which is not more than 360 days after its issuance date or renewal date. An L/C may be renewed by the Borrower subject to complying with the terms of this Agreement applicable to an Advance by way of L/C.

10.10 PROHIBITED USE OF BANKERS' ACCEPTANCES AND L/C'S

     The Borrower shall not enter into any agreement or arrangement of any kind with any person to whom Bankers' Acceptances or L/C's have been delivered whereby the Borrower undertakes to replace such Bankers' Acceptances or L/C's on a continuing basis with other Bankers' Acceptances or L/C's, nor shall the Borrower directly or indirectly take, use or provide Bankers' Acceptances or L/C's as security for loans or Advances from any other person.

10.11 PAYMENT OF BANKERS' ACCEPTANCES

     The Borrower shall provide for the payment to the Lender at the Branch of Account of the full face amount of each Bankers' Acceptance on the earlier of
(i) its date of maturity and (ii) the date on which the Lender gives notice to the Borrower pursuant to Section 13.2. The Lender shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances under Credit A, compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section, with respect to Bankers' Acceptances. Interest shall be calculated from and including the date of maturity of such Bankers' Acceptance up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

10.12 PAYMENT OF L/C'S

     The Borrower shall provide for the payment to the Lender at the Branch of Account for the account of the Lender of the full face amount of each L/C (or the amount actually paid in the case of a partial payment) on the earlier of (i) the date on which the Lender makes a payment to the beneficiary of an L/C, and
(ii) the date on which the  Lender  gives  notice to the  Borrower  pursuant  to
Section 13.2. The Lender shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances under Credit A, compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date on which the Lender makes a payment to the beneficiary of an L/C, up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

     The obligation of the Borrower to reimburse the Lender for a payment to a beneficiary of an L/C shall be absolute and unconditional, except for matters arising from the Lender's wilful misconduct or negligence, and shall not be reduced by any demand or other request for payment of an L/C (hereinafter called a "Demand") paid or acted upon in good faith and in conformity with Canadian laws, regulations or customs applicable thereto being invalid, insufficient, fraudulent or forged, nor shall the Borrower's obligation be subject to any defence or be affected by any right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against the beneficiary, the Lender or any other person for any reason whatsoever, including the fact that the Lender paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from the Borrower to the Lender or the occurrence of any event including, but not limited to, the commencement of legal proceedings to prohibit payment by the Lender of a Demand. Any action, inaction or omission taken or suffered by the Lender under or in connection with an L/C or any Demand, if in good faith and in conformity with Canadian laws, regulations or customs applicable thereto shall be binding on the Borrower and shall not place the Lender under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Lender may receive, accept, or pay as complying with the terms of the L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other person or entity acting as the representative or in place of, the beneficiary.

     If the Borrower provides cash in response to a notice given under Section 13.2, the Borrower shall be entitled to receive interest on the cash provided in accordance with Section 14.13 as long as the cash is held as Collateral.

10.13 DEEMED ADVANCE

     Except for amounts which are paid from the proceeds of rollovers of a Bankers' Acceptance, any amount which the Lender pays to any third party on or after the date of maturity of a Bankers' Acceptance in satisfaction thereof or which is owing to the Lender in respect of such a Bankers' Acceptance on or after the date of maturity of such a Bankers' Acceptance, shall be deemed to be a Prime Rate Advance to the Borrower under Credit A under this Agreement. Except for amounts which have been funded by the Borrower, any amount which the Lender pays to any third party in respect of an L/C in satisfaction or partial satisfaction; thereof shall be deemed to be a Prime Rate Advance under Credit A. Interest shall be payable all on such Prime Rate Advances in accordance with the terms applicable to Prime Rate Advances.

10.14 WAIVER

     The Borrower shall not claim from the Lender any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lender pursuant to this Agreement. The Borrower waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by the Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Bankers' Acceptance that is at any time held by a Lender in its own right.

10.15 DEGREE OF CARE

     Any executed drafts to be used as Bankers' Acceptances which are delivered to the Lender shall be held in safekeeping with the same degree of care as if they were the Lender's own property, and shall be kept at the place at which such drafts are ordinarily held by the Lender.

10.16 INDEMNITY

     The Borrower shall indemnify and hold the Lender harmless from any loss or expense with respect to any Bankers' Acceptance dealt with by the Lender, or any of them, but shall not be obliged to indemnify the Lender for any loss or expense caused by the negligence or wilful misconduct of the Lender.

10.17 OBLIGATIONS ABSOLUTE

     The obligations of the Borrower with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                    (i) any lack of  validity  or  enforceability  of any  draft accepted by the Lender as a Bankers' Acceptance; or

                    (ii) the existence of any claim,  set-off,  defence or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, the Lender or any other person or entity, whether in connection with this Agreement or otherwise.

10.18 SHORTFALL ON DRAWDOWNS, ROLLOVERS AND CONVERSIONS

     The Borrower agrees that:

               (a) the difference between the amount of an Advance requested by the Borrower by way of Bankers' Acceptances and the actual proceeds of the Bankers' Acceptances;

               (b) the difference between the actual proceeds of a Bankers' Acceptance and the amount required to pay a maturing Bankers' Acceptance if a Bankers' Acceptance is being rolled over; and

               (c) the difference between the actual proceeds of a Bankers' Acceptance and the amount required to repay any Advance which is being converted to a Bankers' Acceptance;

shall be funded and paid by the Borrower from its own resources, by 11:00 a.m. on the day of the Advance or may be advanced as a Prime Rate Advance under the Credits if the Borrower is otherwise entitled to an Advance under the Credits.

                                   ARTICLE XI
                         REPRESENTATIONS AND WARRANTIES

11.1 REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender that:

               (a) the Borrower is a duly incorporated or amalgamated, as the case may be, and validly existing corporation and has the corporate power and authority to enter into and perform its obligations under any Credit Documents to which it is a party from time to time, to own its Property and to conduct the business in which it is currently engaged;

               (b) the Borrower holds all Permits required to enter into, perform and comply with its obligations under any Credit Documents to which it is a party, to own its Property and to conduct the business in which it is engaged, the Permits are valid and subsisting and the Borrower is in compliance with all provisions thereof and not in violation of any material provisions thereof;

               (c) the entering into and the performance by the Borrower of the Credit Documents to which it is a party from time to time (i) have been or will be duly authorized by all necessary corporate action on its part, and (ii) do not or will not violate its Constating
          Documents, any Requirement of Law, or any Contract to which it is a party does not require the consent or concurrence of any person who has not consented or concurred;

               (d) the Constating Documents of the Borrower (which include a sole shareholders agreement) do contain restrictions on the power of its directors to borrow money or give financial assistance by way of guarantee and the provisions of the agreement have been complied with in connection with this Agreement and the Credit Documents;

               (e) the Credit Documents to which the Borrower is a party from time to time have been or will be duly executed and delivered by it and constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to the availability of equitable remedies, the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally;

               (f) as of the date of execution of this Agreement, there are no litigation, arbitration or administrative proceedings outstanding and there are no proceedings pending or threatened, against the Borrower which could materially and adversely affect the ability of the Borrower to perform its obligations under the Credit Documents;

               (g) no Event of Default or Pending Event of Default has occurred and is continuing;

               (h) it is not in violation of any term of its Constating Documents and is not in violation of any Permit, Requirement of Law or Contract and the execution, delivery and performance of any Credit Documents to which the Borrower is a party from time to time will not result in any such violation;

               (i) all of its quarterly and annual financial statements as and when they are furnished to the Lender in connection with this Agreement are complete and fairly present the financial position of the subject thereof as of the dates referred to therein and have been prepared in accordance with GAAP;

               (j) (i) as of the date of execution of this Agreement, it has no liabilities (contingent or other) or other obligations of the type required to be disclosed in accordance with GAAP which are not fully disclosed on its financial statements provided to the Lender other than liabilities and obligations incurred in the ordinary course of its business and the Obligations;

                    (ii) it has no  liabilities  (contingent  or other) or other obligations of the type required to be disclosed in accordance with GAAP which are not fully disclosed on its financial statements provided to the Lender for its latest fiscal year and on its unaudited financial statements provided to the Lender for its latest fiscal period, other than liabilities and obligations incurred in the ordinary course of its business and the Obligations;

               (k) no Property of the Borrower is subject to an Encumbrance except a Permitted Encumbrance and the Borrower is not in default under any of the Permitted Encumbrances relating to it;

               (l) (i) there are no Hazardous Materials located on, above or below the surface of any land which it occupies or controls, except those being stored in compliance with applicable laws, or contained in the soil or water constituting such land; and

                    (ii) no release, spill, leak, emission, discharge, leaching, dumping or disposal of Hazardous Materials has occurred on or from such land which, in any such case, could materially and adversely affect the financial condition of the Borrower or the ability of the Borrower to perform its obligations under the Credit Documents to which it is a party from time to time;

               (m) its business and Property are being operated in substantial compliance with applicable laws intended to protect the environment (including, without limitation, laws respecting the disposal or emission of Hazardous Materials) and there are no breaches thereof and no enforcement actions in respect thereof are threatened or pending which could affect the ability of the Borrower or any Subsidiary to perform its obligations under the Credit Documents to which it is a party from time to time;

               (n) the Borrower is conducting its operation, business or activities in substantial compliance with all applicable laws and as permitted by, and in accordance with, its respective Constating Documents;

               (o) there is no fact that it has not been disclosed to the Lender in writing that adversely affect the ability of the Borrower to perform its obligations under the Credit Documents to which it is a party from time to time;

               (p) as of the date of execution of this Agreement, the Borrower has no credit facilities with banks or similar lending institutions, or other lenders apart from the Credits and the Permitted Encumbrances described in Section 1.1.52 (i);

               (q) since the date of the first Advance and except as disclosed to the Lender in writing, the Borrower has not entered into any transaction or agreement with any person other than on commercially reasonable terms and within the limitation of this Agreement and the Credit Agreements;

               (r) attached to this Agreement as Schedule "C" is a list of every trademark, trademark application, trade name, certification mark, patent, patent application, copyright and industrial design (collectively, "Intellectual Property") which will in the future be used by the Borrower in its business and the offices (if any) in which the same is registered (being the only offices where such registration is necessary to preserve the rights thereto) and the applicable expiry dates of any registrations as well as the name of each Person who is a registered holder of any of the Intellectual Property and the Intellectual Property listed in Schedule "C" and all other Intellectual Property which is being or will be used by the Borrower in its business, is owned by the Borrower with the sole and exclusive right to use the same, except as noted on Schedule "C", the conduct of the business of the Borrower does not infringe the Intellectual Property of any other Person;

               (s) the only pension plans (the "plans") provided by the Borrower are those referred to in Schedule "D" and:

                    (i) the plans are or will be within 30 days of the completion of the Transaction registered under and are in compliance with the Income Tax Act (Canada), the Pension Benefits Act (Ontario) and all other Requirement of Law and all reports, returns and filings required to be made thereunder have been made;

                    (ii) the plans have been at all times administered in accordance with the terms and the provisions of the Requirement of Law;

                    (iii) except for the plan covering the members of Locals 1987 and 1524 of the Canadian Autoworkers Union, there areno unfunded liabilities under the plans and, without limiting the generality of the foregoing, there is no going concern unfunded actuarial liability, past service unfunded actuarial liability or insolvency deficiency; and

                    (iv) the  Borrower  has not  received any payment of surplus from any of the plans;

               (t) the  Borrower  has  provided  to the Lender  all  information which, acting reasonably, the Borrower determined is material relating to the financial condition, business and prospects (including forecasts and budgets) of the Borrower and all such information is true, accurate and complete in all material respects and omits no material fact necessary to make such information not misleading and the forecasts and budgets provided to the Lender in connection with its approval of this Agreement are in the judgment of the directors and senior management prepared prudently and upon reasonable assumptions;

               (u) the Borrower has:

                    (i) delivered, or caused to be delivered, all required income tax returns, sales, property, franchise and value-added tax returns and other tax returns to the appropriate governmental bodies; and

                    (ii) withheld and collected all Taxes required to be withheld and collected by it and remitted such Taxes when due to the appropriate governmental bodies; and no assessment, appeal or claim is, as far as the Borrower is aware, being asserted or processed with respect to such claim, Taxes or obligations;

               (v) all of the issued and outstanding shares in the capital stock of the Borrower are beneficially owned by JPE, Inc.

11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Unless   expressly   stated  to  be  made  as  of  a  specific   date,  the
representations and warranties made in this Agreement shall survive the execution of this Agreement and all other Credit Documents, and shall be deemed to be repeated each and every day while any of the Obligations are outstanding, subject to modifications which may be made by the Borrower to the Lender in writing and accepted in writing by the Lender. The Lender shall be deemed to have relied upon such representations and warranties as a condition of making an Advance hereunder or continuing to extend the Credits hereunder.

                                   ARTICLE XII
                            COVENANTS AND CONDITIONS

12.1 POSITIVE COVENANTS

          12.1.1 During the term of this Agreement, the Borrower shall:

               (a) duly and punctually pay the Obligations at the times and places and in the manner required by the terms thereof;

               (b) keep proper books of account and record, maintain its corporate status in all jurisdictions where it carries on business and operate its business and Property in accordance with sound business practice and in substantial compliance with all applicable Requirements of Law and Contracts, and promptly provide the Lender with all information reasonably requested by the Lender from time to time concerning its financial condition;

               (c) at all times and with reasonable frequency upon notice, permit representatives of the Lender to inspect any of its Property and to examine its financial books, accounts and records and to discuss its financial condition with its senior officers and its auditors, the expense of all of which shall be paid by the Borrower;

               (d) keep insured with financially sound insurance companies acceptable to the Lender all of its Property in amounts and against losses, including property damage, public liability and business interruption, to the extent that such Property and assets are usually insured or as the Lender may otherwise require, and cause the policies of insurance referred to above to contain a standard mortgage clause and other customary endorsements for the benefit of the Lender, all in a form acceptable to the Lender, and a provision that such policies will not be amended in any manner which is prejudicial to the Lender or be cancelled without thirty days prior written notice being given to the Lender by the issuers thereof, cause the Lender to be named as an additional insured with respect to public liability and cause all of the proceeds of insurance under the policies to be paid to the Lender to the extent of the Obligations;

               (e) provide the Lender promptly with such evidence of the insurance as the Lender may from time to time reasonably require;

               (f) obtain, as and when required, all Permits and Contracts which may be required to permit it to acquire, own, operate and maintain its business and Property and perform its obligations under the Credit Documents to which it is a party, preserve and maintain those Permits and Contracts and all such Permits and Contracts now held by it in good standing;

               (g) pay all Taxes as they become due and payable unless they are being contested in good faith by appropriate proceedings and it has made arrangements satisfactory to the Lender in respect of payment of the contested amount including the lodging of Collateral with the Lender;

               (h) immediately notify the Lender of any Event of Default or Pending Event of Default of which it becomes aware;

               (i) immediately notify the Lender on becoming aware of the occurrence of any litigation, dispute, arbitration, proceeding or other circumstance affecting the Borrower in respect of which there is a possibility of a result materially adverse to the Borrower that could have a material adverse effect on the financial condition of the Borrower, or the ability of the Borrower to perform its obligations under the Credit Documents to which it is a party from time to time, and from time to time provide the Lender with all information requested by the Lender concerning the status thereof;

               (j) immediately notify the Lender (including in the notification the intended action to be taken by the Borrower); upon:

                    (i) learning of any environmental claim,  complaint,  notice or order affecting it;

                    (ii) learning of the existence of Hazardous Materials located on, above or below the surface of any land which it occupies or controls (except those being stored, used or otherwise handled in compliance with applicable Requirements of
               Law), or contained in the soil or water  constituting  such land;
               and

                    (iii) the occurrence of any reportable release, spill, leak, emission, discharge, leaching, dumping or disposal of Hazardous Materials that has occurred on or from such land which, as to either (i), (ii) or (iii), could have a material adverse effect on the financial condition of the Borrower, or the ability of the Borrower to perform its obligations under this Agreement, or the Credit Documents to which it is a party from time to time;

                    (iv)  any  change  in  business  activity  conducted  by the
               Borrower which involves the use or handling of Hazardous Materials or wastes or increases the environmental liability of the Borrower in any material manner;

                    (v) any  proposed  change  in the use or  occupation  of the
               Property of the Borrower which may cause a material adverse environmental impact;

               (jj) conduct all environmental material activities which a commercially reasonable person would perform in similar circumstances to meet its environmental responsibilities and to undertake, at the Borrower's expense, any environmental investigations, assessments or remedial activities with respect to any Property of the Borrower that the Lender may reasonably request;

               (k) immediately notify the Lender upon becoming aware of any proposed change or change in name or jurisdiction of incorporation or amalgamation of the Borrower or of any proposed change or change in the senior operating manager of the Borrower;

               (l) provide the Lender immediately upon the filing or delivery thereof with copies of all reports, notices and all other documents filed with or delivered to any securities commission or stock exchange;

               (m) pay to the Lender upon the closing of the disposition of Property which is comprised of fixed assets (i) valued at more than Cdn. $25,000 for any one disposition and (ii) valued at more than Cdn. $250,000 in the aggregate during a fiscal year of the Borrower, the proceeds thereof which amounts shall be applied by the Lender to reduce Advances outstanding first under Credit C and which amount shall have the effect of permanently reducing the amount of Credit C by an equal amount, unless the Borrower first demonstrates to the Lender that all such proceeds are being reinvested directly into fixed assets, satisfactory to the Lender, of the Borrower;

               (n) upon the request of the Lender, use its best efforts to provide the Lender with such other documents, opinions, consents, acknowledgments and agreements as are reasonably necessary to implement, and monitor compliance with, this Agreement from time to time;

               (o) conduct all of its banking services business with the Lender provided such services are provided at competitive pricing; and

               (p) shall have bank accounts only with the Lender, except for a payroll account used only for payroll purposes currently at another banking institution, which account the Borrower has agreed to move within six months from the date hereof to the Lender, provided the Lender's payroll services are provided at competitive prices.

          12.1.1.1 If the Borrower notifies the Lender of any specified activity or change or provides the Lender with any information pursuant to Section 12.1.1(j) or if the Lender receives any environmental information from other sources, the Lender, in its sole discretion, may decide that an adverse change in environmental condition of the Borrower or any of the Property or business activities of the Borrower has occurred which decision will constitute in the absence of manifest error, conclusive evidence of the adverse change. Following this decision being made by the Lender, the Lender shall notify the Borrower of the Lender's decision concerning the adverse change.

          If the Lender decides or is required to incur expenses in compliance or to verify the Borrower's compliance with applicable environmental or other regulations, the Borrower shall indemnify the Lender in respect of such expenses, which will constitute further Prime Rate Advances under Credit A by the Lender to the Borrower under this Agreement.

          12.1.2 During the term of this Agreement, the Borrower shall ensure:

               (a) that its Tangible Net Worth is maintained at a minimum of Cdn. $5,000,000 at all times;

               (b) that the ratio of its Current Assets to Current Liabilities is maintained at not less than 0.95 to 1 or better at the end of each month from and after the date of this Agreement and improving to, and is maintained at, not less than 1 to 1 at the end of each month commencing December 1, 1997 and at the end of each month thereafter; and

               (c) that its Debt to  Tangible  Net Worth  Ratio  does not exceed
          6.50 to 1, improving to 4.50 to 1 by December 31, 1997 and improving to 3 to 1 by December 31, 1998;

     For the purpose of this Section 12.2, the amounts used to determine whether the financial covenants are being maintained shall be the monthly and yearly financial statements to be provided by the Borrower under Section
     12.2.1 provided such statements are in a form and substance satisfactory to the Lender and have been prepared according to GAAP.

          12.1.3 During the term of this Agreement, the Borrower shall ensure that at any time the amount of Advances outstanding under Credit A do not exceed the Borrowing Base at that time.

12.2 REPORTING REQUIREMENTS

          12.2.1 During the term of this Agreement, the Borrower shall:

               (a) by February 10, 1997 cause to be prepared and delivered an opening balance sheet reflecting actual values of the Property acquired under the Agreement of Purchase and Sale;

               (b) as soon as practicable and in any event within 40 days of the end of each month up to June 30, 1997 and within 30 days of the end of each month thereafter, cause to be prepared and delivered to the Lender, in comparative form and in a form satisfactory to the Lender, the interim unaudited financial statements of the Borrower as at the end of such month including, without limitation, balance sheet, statement of income and retained earnings and statement of changes in financial position, all of which shall be prepared in accordance with GAAP;

               (c) as soon as possible and in any event within 40 days of the end of each month up to June 30, 1997 and within 30 days of the end of each month thereafter:

                    (i) cause to be prepared  and  delivered  to the Lender in a form satisfactory to the Lender a statement of security in the Lender's usual form with information on the Borrower's inventory, accounts receivable and accounts payable;

                    (ii) cause to be prepared  and  delivered to the Lender in a form satisfactory to the Lender monthly aged listing of accounts receivable and payable of the Borrower; and

                    (iii) if requested  by the Lender,  cause to be prepared and delivered to the Lender in a form satisfactory to the Lender a report containing details of releases from GM and other customers for the ensuing month;

               (d) as soon as practicable and in any event within 90 days after the end of each of its respective fiscal years, cause to be prepared and delivered to the Lender, in comparative form and in a form satisfactory to the Lender, the signed annual financial statements of the Borrower which shall be audited by an internationally recognized accounting firm including, without limitation, balance sheet, statement of income and retained earnings and statement of changes in financial position for such fiscal year-end, profit and loss statement, all of which shall be prepared in accordance with GAAP;

               (e) concurrently with the delivery of its monthly and annual financial statements, provide the Lender with a compliance certificate in the form annexed hereto as Schedule B;

               (f) concurrently with the delivery of its annual financial statements, provide the Lender with an annual cash flow projection and capital expenditure projection for its next succeeding fiscal year in a form satisfactory to the Lender;

               (g) cause to be delivered within 120 days of each year-end of JPE, Inc., the signed audited financial statements of JPE, Inc.;

               (h) cause to be delivered within 45 days of the end of each quarter, a certificate of JPE, Inc. signed by the Chief Financial Officer of JPE, Inc. certifying that JPE, Inc. is not in default or contravention of any of the terms and conditions of JPE, Inc.'s credit agreement with Comerica Bank.

     If there is any material change in a subsequent period from the accounting policies, practices and calculation methods used by the Borrower in preparing its financial statements, or components thereof, the Borrower shall provide the Lender with all information which the Lender reasonably requires to ensure that reports provided to the Lender after any change are comparable to previous reports.

12.3 NEGATIVE COVENANTS

          12.3.1 During the term of this Agreement, the Borrower shall not, without the prior written consent of the Lender:

               (a) sell, lease, alienate or otherwise dispose of the whole or any part of its Property other than in the ordinary course of its business except in compliance with Section 12.1.1 (m);

               (b) amend its Constating Documents, consolidate, amalgamate or merge with any other person, enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing corporate or capital structure, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution;

               (c) change its name without providing the Lender with 30 days prior written notice thereof;

               (d) create, incur, assume, cause or permit any Encumbrance upon or in respect of any of its Property, except for Permitted Encumbrances and except for purchase money security interests which may be required by the Borrower to finance the acquisition of equipment or fixed assets if the Lender is unable to match pricing on such financing, provided the acquisition is in compliance with all other terms and conditions of this Agreement;

               (e) except as may be permitted under this Agreement, create, incur, assume or permit any Debt to remain outstanding, other than the Obligations;

               (f) (i) pay royalties, dividends, issue bonuses on capital stock, redeem or purchase capital stock, or engage in any other method of returning capital to shareholders of the Borrower;

                    (ii) make loans, advances or other distributions of funds to shareholders of the Borrower;

               except that royalties, dividends, bonuses on capital stock, redemptions or purchases of capital stock or other methods of returning capital to shareholders, loans, advances or other distributions of funds to shareholders and royalties may be made or paid provided;

                    (iii) no Event of Default or  Pending  Event of Default  has
               occurred or is continuing, or would occur as a result;

                    (iv) the Debt to Tangible  Net Worth Ratio is less than 3 to
               1 based on the latest year-end audited financial statements of the Borrower; and

                    (v) the Borrower has demonstrated to the Lender's satisfaction in the Lender's sole discretion, an ability to continue to meet all of the terms and conditions of the Credits during the next ensuing year based upon the Borrower's projections and provided residual;

                    (vi) dividend  payments,  if permitted by the Lender,  shall not exceed the lesser of:

                         (x) Borrower's  Operating Cash Flow for the said latest
                    year-end less, taxes other than deferred taxes, all interest, principal debt repayments and capital expenditures, plus or minus (as the case may be) increases or decreases (as the case may be) working capital for the said latest year-end; and

                         (y) 30% of net income  after  payment of taxes based on
                    the Borrower's latest audited year-end financial statement,

               all in accordance with GAAP; and

                    (vii) if the Debt to Tangible Net Worth Ratio is more than 3 to 1 based on the latest year end audited financial statements of the Borrower, royalties of a maximum of $100,000 per year are permitted if the provisions of sub-paragraph (iii) and (v) of this paragraph (f) are met at the time of the proposed payment;

               (g) effect any material change in the general nature or conduct of its business;

               (h) guarantee, endorse or otherwise become liable for, or provide a guarantee or financial assistance in any form, notwithstanding any other provision of this Agreement (including without limitation the definition of Debt);

               (i) use any of the Credits for a purpose other than permitted under this Agreement;

               (j) do or permit anything to adversely affect the ranking or validity of the Security;

               (k) change its fiscal year-end;

               (l)  change  its  auditors  to  other  than  an   internationally
          recognized auditing firm; or

               (m) incur any capital expenditures in excess of an aggregate of $25,000 per year, including capital leases unless first approved in writing by the Lender (it being acknowledged that the Lender has approved of the Borrower's capital expenditure budget as presented to the Lender by the Borrower for the Borrower's 1997 fiscal year).

                                  ARTICLE XIII
                                     DEFAULT

13.1 EVENTS OF DEFAULT

     Each of the following events shall constitute an Event of Default under this Agreement:

               (a) the Borrower fails to pay any amount of principal (including any amount relating to a Bankers' Acceptance or L/C); or

               (b) the Borrower or any of the person that is a party to any of the Credit Documents makes any representation or warranty under any of the Credit Documents which is materially incorrect or incomplete when made or deemed to be made; or

               (c) the Borrower or a Guarantor ceases or threatens to cease to carry on its business or admits its inability, or fails, to pay its debts generally; or

               (d) the Borrower:

                    (i) permits any default under one or more agreements or instruments relating to any of its indebtedness or obligations; or

                    (ii) permits any other event to occur and to continue  after any applicable grace period specified in such agreements or instruments; or

                    (iii) permits any other event to accelerate the date on which any such indebtedness or obligations of the Borrower becomes due; or

               (e) the Borrower or a Guarantor becomes bankrupt (voluntarily or involuntarily), or becomes subject to any proceeding seeking liquidation, arrangement, monitorship, relief of creditors or the appointment of a receiver or trustee over, or any judgment or order which has or might have an adverse effect on, any of its Property, and such proceeding, if instituted against the Borrower, or a Guarantor or such judgment or order, is not contested diligently, in good faith and on a timely basis and dismissed or stayed within 60 days of its commencement or issuance; or

               (f) the Borrower or a Guarantor denies its obligations under the Credit Documents or claims any of the Credit Documents to be invalid or withdrawn in whole or in part; or any of the Credit Documents is invalidated by any act, regulation or governmental action or is determined to be invalid by a court or other judicial entity and such determination has not been stayed pending appeal; or

               (g) a final judgment, writ of execution, garnishment or attachment or similar process is issued or levied against any of the Property of the Borrower or a Guarantor and such judgment, writ, execution, garnishment, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within five Business Days after its entry, commencement or levy; or

               (h) an Encumbrancer takes possession of any of the Property of the Borrower, by appointment of a receiver, receiver and manager, or otherwise; or

               (i) there is a breach of any of the provisions of this Agreement, or any of the provisions of the Credit Documents including the Security; or

               (j) there is any Change in Control; or

               (k) the Borrower's or Guarantor's financial statements contain a qualified audit opinion which is unacceptable to the Lender in its reasonable opinion;

               (l) there is in the Lender's sole opinion a Material Adverse Change in the financial condition of the Borrower or Guarantor; or

               (m) there is in the Lender's sole opinion a Material Adverse Change in the environmental condition of the Borrower or the Guarantor or the Property or business activities of the Borrower or the Guarantor.

13.2 ACCELERATION AND TERMINATION OF RIGHTS

     If any Event of Default occurs, the Lender shall not be under any further obligation to make Advances or to accept drafts or bills of exchange as Bankers' Acceptances or issue L/C's and the Lender may give notice to the Borrower (i) declaring the Lender's obligations to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and/or
(iii) demanding that the Borrower deposit forthwith with the Lender for the Lender's benefit Collateral equal to the full principal amount at maturity of all Bankers' Acceptances and L/C's , then outstanding for the Borrower's account.

     Notwithstanding the preceding paragraph, if the Borrower becomes a bankrupt (voluntarily or involuntarily), or institutes any proceeding seeking liquidation, rearrangement, monitorship relief of debtors or creditors or the appointment of a receiver or trustee over any part of its Property, then without prejudice to the other rights of the Lender as a result of any such event, without any notice or action of any kind by the Lender, and without presentment, demand or protest, the Lender's obligation to make Advances shall immediately terminate, the Obligations shall immediately become due and payable and the Borrower shall be obligated to deposit forthwith with the Lender for the Lender's benefit Collateral equal to the full principal amount of maturity of all Banker's Acceptances and L/C's then outstanding for the Borrower's account.

13.3 PAYMENT OF BANKERS' ACCEPTANCES

     Immediately upon the occurrence of any event obligating the Borrower to deposit Collateral with the Lender under Section 13.2, the Borrower shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to deposit forthwith with the Lender Collateral equal to the full principal amount at maturity of all Bankers' Acceptances and L/C's then outstanding for the Borrower's account and the Borrower hereby unconditionally promises and agrees to deposit with the Lender immediately upon such demand Collateral in the amount so demanded. The Borrower authorizes the Lender, or any of them, to debit its account with the amount required to pay such L/C's, and to pay Bankers' Acceptances, notwithstanding that such Bankers' Acceptances may be held by the Lender in its own right at maturity. Amounts paid to the Lender pursuant to such a demand in respect of Bankers' Acceptances and L/C's shall be applied against, and shall reduce the obligations of the Borrower to pay amounts then or thereafter payable under Bankers' Acceptances and L/C's at the times the amounts become payable thereunder.

     The Borrower shall be entitled to receive interest on cash held as Collateral in accordance with Section 14.13.

13.4 REMEDIES

     Upon the making of a declaration contemplated by Section 13.2, the Lender may take such action or proceedings as it in its sole discretion deems expedient to enforce payment of the Obligations, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Borrower.

13.5 PERFORM OBLIGATIONS

     If an Event of Default has occurred and is continuing and if the Borrower has failed to perform any of its covenants or agreements in the Credit Documents, the Lender, may perform any such covenants or agreements in any manner deemed fit by the Lender without thereby waiving any rights to enforce the Credit Documents.

13.6 THIRD PARTIES

     No person dealing with the Lender or any agent of the Lender shall be concerned to inquire whether the powers which the Lender are purporting to exercise have become exercisable, or whether any Obligations remain outstanding.

13.7 REMEDIES CUMULATIVE

     The rights and remedies of the Lender under the Credit Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lender may be lawfully entitled for the same default or breach. Any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lender shall be deemed not to be a waiver of any subsequent default.

13.8 SET-OFF OR COMPENSATION

     In addition to and not in limitation of any rights now or hereafter granted under applicable law, if repayment is accelerated pursuant to Section 13.2, the Lender may at any time and from time to time without notice to the Borrower or any other person, any notice being expressly waived by the Borrower, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lender to or for the credit of or the account of the Borrower, against and on account of the Obligations notwithstanding that any of them are contingent or unmatured.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

14.1 HEADINGS AND TABLE OF CONTENTS

     The headings of the Articles and Sections and the Table of Contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

14.2 ACCOUNTING TERMS

     Each accounting term used in this Agreement, unless otherwise defined herein, has the meaning assigned to it under GAAP.

14.3 CAPITALIZED TERMS

     All capitalized terms used in any of the Credit Documents (other than this Agreement) which are defined in this Agreement shall have the meaning defined herein unless otherwise defined in the other document.

14.4 SEVERABILITY

     Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not thereby be affected.

14.5 NUMBER AND GENDER

     Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, words importing any gender include all genders and references to agreements and other contractual instruments shall be deemed to include all present or future amendments, supplements, restatements or replacements thereof or thereto.

14.6 AMENDMENT, SUPPLEMENT OR WAIVER

     No amendment, supplement or waiver of any provision of the Credit Documents, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No waiver or act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by the Borrower of any provision of the Credit Documents or the rights resulting therefrom.

14.7 GOVERNING LAW

     Each of the Credit Documents, except for those which expressly provide otherwise, shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in Ontario. Each party to this Agreement hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of Ontario and all courts competent to hear appeals therefrom.

14.8 THIS AGREEMENT TO GOVERN

     In the event of any direct and material conflict between the provisions of this Agreement and the provisions of any other Credit Document, the provisions of this Agreement shall govern to the extent necessary to remove the conflict, provided that the Borrower acknowledges that specific provisions of the Credit Documents, which are not also provided for in this Agreement, are in addition to and not in substitution for the provisions of this Agreement.

14.9 PERMITTED ENCUMBRANCES

     The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed to be, an acknowledgment by the Lender that the Encumbrance shall have priority over the claims of the Lender against the Borrower or the Borrower's Property.

14.10 CURRENCY

     All payments made hereunder shall be made in the currency in respect of which the obligation requiring such payment arose. Unless the context otherwise requires, all amounts expressed in this Agreement in terms of money shall refer to Canadian Dollars.

     Except as otherwise expressly provided in this Agreement, wherever this Agreement contemplates or requires the calculation of the equivalent in Canadian Dollars of an amount expressed in U.S. Dollars, or vice versa, the calculation shall be made on the basis of the Exchange Rate at the effective date of the calculation.

14.11 EXPENSES AND INDEMNITY

     All statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lender by the Borrower under this Agreement shall be supplied without cost to the Lender. The Borrower shall pay on demand all third party costs and expenses of the Lender, or any of them (including, without limitation, the fees and expenses of counsel for the Lender on a solicitor and his own client basis), incurred in connection with (i) the preparation, execution, delivery, administration, periodic review and enforcement of the Credit Documents; (ii) any syndication of the Credits; (iii) obtaining advice as to its rights and responsibilities in connection with the Credits and the Credit Documents; and (iv) other matters relating to the Credits. Such costs and expenses shall be payable whether or not an Advance is made under this Agreement and may upon the Lender giving one Business Day's advance notice to the Borrower, be charged to the Borrower's deposit account when incurred or submitted.

     The Borrower shall indemnify the Lender against any liability, obligation, loss (other than loss of profit) or expense which it may sustain or incur as a consequence of (i) any representation or warranty made herein by the Borrower or in a Credit Document by any other Person, which was incorrect at the time it was made or deemed to have been made, (ii) a default by the Borrower in the payment of any sum due from it (irrespective of whether an Advance is deemed to be made to the Borrower to pay the amount that the Borrower has failed to pay), including, but not limited to, all sums (whether in respect of principal, interest or any other amount) paid or payable to lenders of funds borrowed by the Lender in order to fund the amount of any such unpaid amount to the extent the Lender is not reimbursed pursuant to any other provisions of this Agreement,
(iii) the failure of the Borrower to complete any Advance or make any payment after notice therefor has been given under this Agreement, (iv) the failure of a purchaser of Bankers' Acceptances to pay for and take delivery of them in accordance with the advice given by the Borrower under Section 10.4 and (v) any other default by the Borrower hereunder. A certificate of the Lender as to the amount of any such liability, obligation loss or expense shall be prima facie evidence as to the amount thereof, in the absence of manifest error.

     In addition, the Borrower shall indemnify the Lender and its directors, officers, employees and representatives from and against any and all actions, proceedings, claims, losses, damages, liabilities, expenses and obligations of any kind that may be incurred by or asserted against any of them as a result of or in connection with the Credits, other than through the gross negligence or wilful misconduct of the Lender.

     The agreements in this Section shall survive the termination of this Agreement and repayment of the Obligations.

14.12 INCREASED COSTS ETC.

     If after the date hereof the introduction of or any change in or in the interpretation of, or any change in its application to the Borrower of, any law or any regulation or guideline from any central bank or other governmental authority (whether or not having the force of law), including but not limited to any reserve or special deposit requirement or any Tax (other than Excluded Taxes and withholding taxes imposed under the Income Tax Act (Canada)) or any capital requirement, has due to the Lender's compliance therewith the effect, directly or indirectly, of (i) increasing the cost to the Lender performing its obligations hereunder; (ii) reducing any amount received or receivable by the Lender hereunder or its effective return hereunder or on its capital; or (iii) causing the Lender to make any payment or to forego any return based on any amount received or receivable by the Lender, or any of them, hereunder, then upon demand from time to time the Borrower shall pay such amount as shall compensate the Lender for any such cost, reduction, payment or foregone return that is not fully offset by an increase in the applicable interest rate or rates or fees hereunder. Any certificate of a Lender in respect of the foregoing will be prima facie evidence of the foregoing, except for manifest error, provided that the Lender determines the amounts owing to it in good faith and provides a detailed description of its calculation of the amounts owing to it.

     If the Lender demands compensation under this Section, the Borrower may at any time, upon at least four Business Days' prior notice to that Lender, which notice shall be irrevocable, prepay in full, without penalty but subject to the limitations on repayments contained herein, the then outstanding Obligations owing to the Lender, including all compensation to the date of repayment. The Credits shall thereupon be cancelled.

14.13 INTEREST ON MISCELLANEOUS AMOUNTS

     If the Borrower fails to pay any amount payable hereunder (other than principal, interest thereon or interest upon interest which is payable as otherwise provided in this Agreement) on the due date, the Borrower shall, on demand, pay interest on such overdue amount to the Lender from and including such due date up to but excluding the date of actual payment, both before and after demand, default or judgment, at a rate of interest per annum equal to 1% per annum less than the Prime Rate per annum, compounded monthly.

     If the Borrower deposits with the Lender cash as Collateral pursuant to a requirement under this Agreement, the Lender shall pay the Borrower interest on the cash while it continues to be held as Collateral at the rate offered by the Lender from time to time for deposits in the relevant currency of comparable size and term.

14.14 CURRENCY INDEMNITY

     In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Lender under this Agreement or for the payment of damages in respect of any breach of this Agreement or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency ("the Judgment Currency") other than the currency payable hereunder or thereunder ("the Agreed Currency"), the party against whom the judgment or order is made shall indemnify and hold the Lender harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Lender arising or resulting from any variation as between (i) the Exchange Rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of such judgment or order, and (ii) the Exchange Rate at which the Lender is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Lender on the date of such receipt. The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Borrower hereunder, shall apply irrespective of any indulgence granted by the Lender, and shall be secured by the Security.

14.15 ADDRESS FOR NOTICE

     Notice to be given under the Credit Documents shall, except as otherwise specifically provided, be in writing addressed to the party for whom it is intended and, unless the law deems a particular notice to be received earlier, a notice shall not be deemed received until actual receipt thereof by the other party. The addresses of the parties hereto for the purposes hereof shall be the addresses specified beside their respective signatures to this Agreement, or such other mailing or telecopier addresses as each party from time to time may notify the other as aforesaid.

14.16 TIME OF THE ESSENCE

     Time shall be of the essence in this Agreement.

14.17 FURTHER ASSURANCES

     The Borrower shall, at the request of the Lender, do all such further acts and execute and deliver all such further documents as may be necessary or desirable in order to fully perform and carry out the purpose and intent of the Credit Documents.

14.18 TERM OF AGREEMENT

     Except as otherwise provided herein, this Agreement shall remain in full force and effect until the payment and performance in full of all of the Obligations.

14.19 PAYMENTS ON BUSINESS DAY

     Whenever any payment or performance under the Credit Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day, unless the following Business Day is in a different calendar month, in which case the payment shall be made on the preceding Business Day.

14.20 COUNTERPARTS AND FACSIMILE

     This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile copy.

14.21 ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the parties hereto concerning the matters addressed in this Agreement, and cancel and supersede any prior agreements, undertakings, declarations or representations, written or verbal, in respect thereof.

14.22 SUCCESSORS AND ASSIGNS

     The Credit Documents shall be binding upon and enure to the benefit of the Lender, the Borrower and its successors and assigns, except that the Borrower shall not assign any rights or obligations with respect to this Agreement or any of the other Credit Documents.

14.23 DATE OF AGREEMENT

     This Agreement may be referred to as being dated 20 December, 1996, notwithstanding the actual date of execution.

     IN WITNESS OF WHICH, the parties have executed this Agreement on 20 December, 1996.



Address For Notice
------------------
                                            THE BANK OF NOVA SCOTIA
The Bank of Nova Scotia
Windsor Commercial
Banking Centre,
388 Ouellette Avenue
P.O. Box 760,
Windsor, Ontario
N9A 6PI                                     By: /s/ Peter Bilodeau
L4L 4Y8                                         Peter Bilodeau
                                                Deputy Manager
Attention:   Assistant General                  and Manager Commercial Banking
             Manager and Centre Manager
Fax No.:     (519) 973-5332



JPE Canada Inc.                             JPE CANADA INC.
775 Technology Drive
Peterborough, Ontario
K9I 6Z8
                                            By:  /s/ Donna L. Bacon
                                                 Donna Bacon
                                                 Secretary
Attention:   President
Fax No.:     (705) 742-4046

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